                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT
                             ----------------------

      In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on July 23, 2007 (including amendments  thereto)  with respect to the Common Stock of Earth  Biofuels,  Inc.
This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 23, 2007

PORTSIDE GROWTH AND OPPORTUNITY FUND   RAMIUS CAPITAL GROUP, L.L.C.
                                       By: C4S & Co., L.L.C.,
By: Ramius Capital Group, L.L.C.,          as managing member
its investment advisor
                                       C4S & CO., L.L.C.

                        By: /s/ Jeffrey M. Solomon
                            -----------------------------
                            Name:  Jeffrey M. Solomon
                            Title: Authorized Signatory

/s/ Jeffrey M. Solomon
-----------------------------
JEFFREY M. SOLOMON

Individually and as attorney-in-fact
for Peter A. Cohen, Morgan B. Stark
and Thomas W. Strauss